                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            CATALYTIC SOLUTIONS, INC.
                            a California Corporation

     The undersigned certify that:

1.  They  are  the  President  and the  Secretary,  respectively,  of  Catalytic
Solutions, Inc., a California corporation.

2. This  corporation  has  determined to authorize  additional  shares of Common
Stock and Preferred  Stock and to create a new series of Preferred Stock of this corporation to be designated as Series C Preferred Stock to replace the existing
Series C Preferred Stock of this corporation and, in connection  therewith,  the
Articles of  Incorporation  of this corporation are amended and restated to read as follows:

                                        I

            The name of this corporation is Catalytic Solutions, Inc.

                                       II

     The purpose of this  corporation is to engage in any lawful act or activity for which a corporation  may be organized  under the General  Corporation Law of
California  other than the banking  business,  the trust company business or the practice  of a  profession  permitted  to  be  incorporated  by  the  California
Corporations Code.

                                       III

     This  corporation  is  authorized  to  issue  two  classes  of  stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of  shares  which  this  corporation  is  authorized  to  issue  is Ten  Million
(10,000,000)  shares,  Seven Million Five Hundred Thousand (7,500,000) shares of which shall be Common  Stock (the  "Common  Stock") and Two Million Five Hundred
Thousand  (2,500,000)  shares of which shall be Preferred  Stock (the "Preferred
Stock"),  each having no par value. The first series of Preferred Stock shall be designated  Series A Preferred  Stock and shall consist of One Hundred  Thousand
(100,000)  shares (such series of Preferred  Stock being  sometimes  referred to herein as "Series A Preferred").  The second series of Preferred  Stock shall be designated Series B Preferred Stock and shall consist of One Hundred Thirty-Nine
Thousand  (139,000)  shares  (such  series of  Preferred  Stock being  sometimes referred to herein as "Series B Preferred"). The third series of Preferred Stock shall be designated  Series C Preferred  Stock and shall consist of One Million,
Nine  Hundred  and Thirty  Five  Thousand  (1,935,000)  shares  (such  series of
Preferred Stock being sometimes referred to herein as "Series C Preferred"). The relative rights, preferences,  privileges and restrictions granted to or imposed upon the Series A Preferred,  Series B Preferred  and Series C Preferred  are as
follows (any reference herein below to "Preferred  Stock" shall include Series A
Preferred,  Series B Preferred,  Series C Preferred and all additional series of
Preferred Stock which may be designated in the future):

     1. Dividend Rights of Preferred Stock.

     1.1 Series C Preferred.  The holders of the outstanding  Series C Preferred shall  be  entitled  to  receive,  when,  as and if  declared  by the  Board  of
Directors,  out of any assets at the time legally available therefor,  dividends for each  share,  payable in cash at a rate per annum  equal to 8% of $17.75 per share of Series C Preferred ("Accruing Dividends"). To the extent declared, such dividends  shall be payable on a monthly basis, to the holders of record as they appear on the register of this  corporation for the shares of Series C Preferred five (5) business days prior to such dividend payment date.  Accruing  Dividends shall be  cumulative  and shall accrue  monthly from the date of issue,  without interest,  whether or not such dividends have been declared.  Accruing Dividends shall be paid upon (a) any Liquidating Event, (b) any conversion of the Series C
Preferred  into shares of Common  Stock in  accordance  with  Section 3 of these
Articles,  and (c) any  redemption of the Series C Preferred in accordance  with
Section 7 of these Articles.

     1.2  Series  A  Preferred  and  Series  B  Preferred.  The  holders  of the outstanding  Series A  Preferred  and Series B  Preferred  shall be  entitled to receive dividends, payable in preference and priority to any payment of any cash dividend on shares of Common Stock or any other class or series of stock ranking junior to the Series A Preferred and Series B Preferred in respect of dividends, when and as  declared by the Board of  Directors,  out of any assets at the time legally available therefor, in an amount not less than any dividends declared on the Common Stock; provided, however, so long as any shares of Series C Preferred are outstanding, no dividend shall be paid on the Series A Preferred, the Series
B Preferred or the Common  Stock,  without the prior consent of the holders of a majority of the Series C Preferred.

     2. Liquidation Preference.

     2.1 In the event of any voluntary or involuntary  liquidation,  dissolution or winding up of this  corporation  or a Change of Control as defined in Section
2.6 hereof (together,  a "Liquidating Event"), the holders of shares of Series C
Preferred  then  outstanding  shall be  entitled to be paid out of the assets of this corporation available for distribution to its shareholders, prior to and in preference over holders of Series A Preferred,  Series B Preferred, Common Stock
or any other class or series of stock  ranking  junior to the Series C Preferred
Stock, by reason of their ownership thereof,  in respect of each share of Series
C Preferred  outstanding,  an amount equal to $35.50 per share, plus all accrued but unpaid  dividends and all other declared but unpaid  dividends  thereon (the
"Series C  Liquidation  Preference"),  subject to equitable  adjustment  for any stock splits,  stock dividends or the like. If, upon any such Liquidating Event, the  remaining  assets of this  corporation  available for  distribution  to its holders of Series C Preferred shall be insufficient to pay the holders of shares of Series C  Preferred  the full  amount to which  they shall be  entitled,  the holders of shares of Series C Preferred shall share ratably in any  distribution of the  remaining  assets and funds of this  corporation  in  proportion  to the respective  amounts  which would  otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     2.2 After  payment of the Series C Liquidation  Preference,  the holders of
Series A Preferred and the Series B Preferred then outstanding shall be entitled to be paid out of the assets of this  corporation  available for distribution to its shareholders, prior to and in preference over holders of Common Stock or any other  class or series of stock  ranking  junior to the Series A  Preferred  and
Series B Preferred, by reason of their ownership thereof, the following:  (a) to the  holders  of  Series A  Preferred,  in  respect  of each  share of  Series A
Preferred  outstanding,  an amount equal to $15.00 per share,  plus all declared but unpaid dividends thereon (the "Series A Liquidation  Preference") and (b) to the  holders  of  Series B  Preferred,  in  respect  of each  share of  Series B
Preferred  outstanding,  an amount equal to $20.00 per share,  plus all declared but unpaid dividends  thereon (the "Series B Liquidation  Preference"),  in each case subject to equitable  adjustment for any stock splits,  stock  dividends or the like.  If, upon any such  Liquidation  Event,  the remaining  assets of this corporation  available for distribution to its holders of Series A Preferred and
Series B Preferred  shall be insufficient to pay the holders of shares of Series
A  Preferred  and  Series B  Preferred  the full  amount to which  they shall be entitled,  the  holders of shares of Series A  Preferred  and Series B Preferred shall share ratably in any  distribution  of the  remaining  assets and funds of this  corporation in proportion to the respective  amounts which would otherwise be payable in respect of such shares held by them upon such  distribution if all amounts payable on or with respect to such shares were paid in full.

     2.3 After payment of the Series A Liquidation  Preference  and the Series B
Liquidation  Preference,  the holders of the Common Stock and the holders of the
Series C Preferred  participating on an as-if-converted  basis shall be entitled to share ratably in the remaining assets of the Corporation until the holders of the Series C Preferred  have received an aggregate  amount  (including  what was received  pursuant to Section  2.1) equal to $44.375 per share in respect of all outstanding  shares of  Series C  Preferred  Stock  (the  "Series  C and  Common
Liquidation Preference").

     2.4 After payment of all preferential  amounts required to be paid pursuant to  Sections  2.1,  2.2 and 2.3  above,  upon a  Liquidating  Event,  all of the remaining assets and funds of this corporation available for distribution to its shareholders  shall be  distributed  to the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each.

     2.5 This corporation shall give each holder of Series A Preferred, Series B
Preferred  and Series C Preferred  written  notice of an  impending  Liquidating
Event not later than ten (10) days prior to the date set for the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2 and this  corporation  shall  thereafter  give such holders prompt notice of any material changes in the terms of the transaction or the information  supplied in the first notice.  The transaction  shall in no event take place sooner than ten
(10)  days  after the  corporation  has given  notice  of any  material  changes provided for herein; provided,  however, that such periods may be shortened upon the  written  consent  of the  holders of 66 2/3% of the shares of each class of
Series A Preferred, Series B Preferred and Series C Preferred then outstanding.

     2.6 For purposes of this Section, a liquidation,  dissolution or winding up of this corporation shall be deemed to include (unless the holders of 66 2/3% of the shares of each class of Series A Preferred,  Series B Preferred and Series C
Preferred then  outstanding,  vote  otherwise),  (a) the merger,  consolidation, recapitalization  or  other  reorganization  of  this  corporation  into or with another corporation which results in this corporation's shareholders immediately prior to such  transaction  not holding (by virtue of such shares or  securities issued  solely with  respect  thereto)  at least 50% of the voting  power of the surviving or continuing  entity  following such  transaction and (b) the sale of all or substantially  all of the assets of this  corporation  (each a "Change of
Control").

     3.  Conversion.  The holders of the Series A Preferred,  Series B Preferred and Series C Preferred shall have conversion  rights as follows (the "Conversion
Rights"):

     3.1 Right to Convert and Automatic Conversion.

     3.1.1 (a) Each share of Series A  Preferred  shall be  convertible,  at the option of the holder  thereof,  at any time and from time to time,  into one (1)
fully paid and  nonassessable  share of Common  Stock (the  "Series A Conversion
Ratio").  Such initial Series A Conversion  Ratio shall be subject to adjustment as provided below.

          (b) Each  share of Series B  Preferred  shall be  convertible,  at the option of the holder  thereof,  at any time and from time to time, into one
     (1) fully  paid and  nonassessable  share of Common  Stock  (the  "Series B
     Conversion Ratio"). Such initial Series B Conversion Ratio shall be subject to adjustment as provided below.

          (c) Each  share of Series C  Preferred  shall be  convertible,  at the option of the holder  thereof,  at any time and from time to time, into one fully  paid  and  nonassessable  share  of  Common  Stock  (the  "Series  C
     Conversion  Factor").  Such  initial  Series C  Conversion  Factor shall be subject to adjustment as provided below.  Upon any conversion of the Series
     C Preferred  into shares of Common  Stock  pursuant to this Section 3, this corporation  shall pay in cash an amount  equal to all  accrued  but unpaid dividends  and all other  dividends  declared  but  unpaid on the  Series C
     Preferred.

               (i) If  this  corporation  fails  to  enter  into  the  agreement referred to in Section 8.12 of the  Investment  Agreement  dated as of
          November 15, 2001,  among this  corporation  and the  Investors  named therein (the "Investment Agreement") by January 31, 2002, the Series C
          Conversion  Factor  then in  effect,  including  any  adjustment  made pursuant  to  Section  3.4,  3.5 or 3.6 of  these  Articles,  shall be adjusted  such that the number of shares of Common Stock that shall be issued  in  exchange  for each  share of Series C  Preferred  shall be multiplied by 1.3.

               (ii) If this  corporation  fails to book  revenues and generate a gross  margin for the year ended  December 31, 2002 in the amounts set forth  in  Section  8.13 of the  Investment  Agreement,  the  Series C
          Conversion  Factor  as  in  effect,  including  any  adjustments  made pursuant to  subsection  (i) above or Section 3.4, 3.5 or 3.6 of these
          Articles,  shall be adjusted  such that the number of shares of Common
          Stock  that  shall be issued in  exchange  for each  share of Series C
          Preferred shall be multiplied by 1.25. For purposes of this subsection
          (ii),  revenues  shall  be  determined  by  using  Generally  Accepted
          Accounting Principles.

               (iii) If this corporation  enters into (a) the agreement referred to in Section  8.12 of the  Investment  Agreement by December 31, 2002
          and (b) the  agreements  set forth in Section  8.14 of the  Investment
          Agreement by December 31, 2002,  the Series C Conversion  Factor as in
          effect,  including any  adjustments  made pursuant to subsections  (i)
          and/or (ii) above or Section 3.4, 3.5 or 3.6 of these Articles,  shall be adjusted  such that the number of shares of Common Stock that shall be issued in exchange  for each share of Series C  Preferred  shall be multiplied by .909.

     As used  herein,  "Conversion  Ratio"  shall mean the  Series A  Conversion
Ratio,  the Series B  Conversion  Ratio or the Series C  Conversion  Factor,  as
applicable in context.

          3.1.2 Each share of Series A Preferred,  Series B Preferred and Series
     C Preferred shall automatically be converted into shares of Common Stock at the then effective  Conversion  Ratio,  immediately upon the closing of the offering pursuant to the corporation's  registration  statement on Form S-1
     (or any other form  equivalent  thereto)  pursuant to which Common Stock is sold to the public by this corporation (or selling shareholders, if any) in an underwritten initial public offering registered under the Securities Act of 1933,  as amended,  and  realizes,  aggregate  proceeds of not less than
     $25,000,000  and a per  share  offering  price  of not  less  than  $44.375
     (subject  to  equitable  adjustment  for any  stock  splits,  combinations,
     consolidations,  recapitalizations,   reorganizations,   reclassifications,
     stock distributions,  stock dividends, or other similar events with respect to such shares) (a "Public Offering").

          3.2 Fractional Shares. If any fractional  interest of shares of Common
     Stock would,  except for the provisions of this section 3.2, be deliverable upon any conversion of shares of Preferred Stock, this corporation, in lieu of  delivering  the  fractional  share  thereof,  will pay an amount to the holder thereof equal to the Market Price of such fractional  interest as of the date of  conversion.  The term "Market Price" of any security means the average of the closing  prices of such  security's  sales on all securities exchanges on which such  security  may at the time be listed,  or, if there has  been no sale on any  such  exchange  on any day,  the  average  of the highest bid and lowest  asked  prices on all such  exchanges  at the end of such day, or, if on any day such security is not so listed,  the average of the  closing  prices  quoted on The  Nasdaq  Stock  Market as of 4:00 P.M., averaged over a period of 21 days  consisting of the day as of which Market
     Price is being determined and the 20 consecutive trading days prior to such day. If at any time such security is not listed on any securities  exchange or quoted on The Nasdaq  Market,  the  Market  Price will be the fair value thereof,  reasonably  determined in good faith by the Board of Directors of this corporation.

          3.3 Mechanics of Conversion.

          3.3.1 In order to convert  shares of  Preferred  Stock into  shares of
     Common Stock,  the holder shall  surrender the  certificate or certificates for shares of Series A Preferred,  Series B Preferred or Series C Preferred
     at the office of the  transfer  agent (or at the  principal  office of this corporation if this corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares  represented by such  certificate or  certificates.  Such notice shall state such  holder's  name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by this corporation,  certificates  surrendered for conversion  shall be endorsed or  accompanied  by a written  instrument  or
     instruments  of  transfer,   in  form   reasonably   satisfactory  to  this
     corporation,  duly  executed by the  registered  holder or his,  her or its attorney  duly  authorized  in writing.  The date of a holder's  conversion notice to this  corporation  pursuant to Section 3.1.1 of this Article III, or the closing of the Public Offering causing automatic conversion pursuant to Section  3.1.2 of this Article III,  shall be the  conversion  date (the
     "Conversion  Date").  This corporation  shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to its nominees,  a certificate  or  certificates  for the number of shares of
     Common Stock to which such holder shall be entitled.

          3.3.2 This  corporation  shall at all times  during which the Series A
     Preferred,  Series B Preferred or Series C Preferred  shall be outstanding, reserve and keep available out of its authorized  but unissued  stock,  for the purpose of effecting the conversion of the Series A Preferred, Series B
     Preferred and Series C Preferred, such number of its duly authorized shares of Common  Stock as shall  from time to time be  sufficient  to effect  the conversion  of all  outstanding  shares  of  Series A  Preferred,  Series B
     Preferred and Series C Preferred.

          3.3.3 Any share of Series A Preferred,  Series B Preferred or Series C
     Preferred  which  shall  have been  surrendered  for  conversion  as herein provided  shall no longer be deemed to be  outstanding  and all rights with respect  to any such  share,  including  the  rights,  if any,  to  receive dividends and notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holder thereof to receive shares  of  Common  Stock in  exchange  therefor.  Any  shares  of Series A
     Preferred,  Series B Preferred or Series C Preferred so converted  shall be retired and canceled and shall not be reissued,  and this  corporation  may from time to time  take such  appropriate  action  as may be  necessary  to reduce  the number of shares of  authorized  Series A  Preferred,  Series B
     Preferred and Series C Preferred accordingly.

          3.3.4 If the conversion is pursuant to Subsection  3.1.2 in connection with a Public  Offering,  the  conversion  may at the  option of any holder tendering Series A Preferred,  Series B Preferred or Series C Preferred for
     conversion  be  conditioned  upon the  closing  of the  sale of  securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion  shall not be deemed to have converted such Series A Preferred, Series B Preferred or Series C Preferred
     until immediately prior to the closing of the sale of securities.

          3.4 Adjustments to Series C Conversion Factor for Diluting Issues.

          3.4.1  Special  Definitions.  For  purposes of this  Section  3.4, the following definitions shall apply:

               (a) "Original  Issue Date" shall mean the date on which the first share of Series C Preferred is first issued.

               (b) "Series C  Conversion  Price"  shall mean $17.75 per share of
          Common Stock, as such price may be adjusted from time to time pursuant to this Section 3.

               (c)  "Permitted  Issuance"  shall mean all shares of Common Stock issued by this  corporation  after the  Original  Issue Date issued or issuable:

                    (1) in connection with a Public Offering;

                    (2) upon  conversion  of shares of Preferred  Stock or other
               Convertible Securities (as defined below);

                    (3) as dividends  or  distributions  on  Preferred  Stock or
               Common Stock;

                    (4) to banks,  equipment  financing  companies  or equipment lessors (not to exceed in the aggregate  more than 169,000 shares of Common Stock);

                    (5)  in  connection  with  strategic   alliances,   business
               contracts  or  similar  transactions  approved  by no  less  than six-sevenths of this  corporation's  Board of Directors to induce such business  partner to use, promote or assist this corporation in the development of its products;

                    (6)  in  connection  with a  business  acquisition  by  this
               corporation,  whether  by  merger,  consolidation,   purchase  of
               assets,  sale or exchange of stock or otherwise (not to exceed in
               the  aggregate  5%  of  the  then  outstanding   equity  of  this
               corporation  without the prior consent of the holders of at least
               66 2/3% of the Series C Preferred); or

                    (7)  to  current  or  prospective  officers,   directors  or
               employees  of  or   consultants   to  this   corporation  or  its
               affiliates,  including  the  issuance  or  granting of options or rights to  purchase  Common  Stock to such  officers,  directors, employees or  consultants  (not to exceed in the  aggregate 7% of the then outstanding equity of this corporation without the prior consent  of the  holders  of at  least  66 2/3% of the  Series  C
               Preferred).

          3.4.2 Adjustment of Series C Conversion Factor and Series C Conversion
     Price.  If  and  whenever,  on or  after  the  Original  Issue  Date,  this corporation issues or sells, or in accordance with Section 3.5 is deemed to have issued or sold, other than pursuant to a Permitted  Issuance and other than pursuant to an event for which  adjustment is made pursuant to Section
     3.6, any shares of Common Stock for a consideration per share less than the
     Series C Conversion Price in effect  immediately  prior to such issuance or sale,  then  immediately  upon  such  issuance  or sale  (i) the  Series  C
     Conversion Price shall be reduced to a price equal to the consideration per share of  Common  Stock  in such  issuance  or sale  and (ii) the  Series C
     Conversion  Factor  shall be increased  to equal the amount  determined  by multiplying the Series C Conversion  Factor in effect  immediately prior to such issuance or sale by a fraction, the numerator of which is the Series C
     Conversion Price in effect  immediately  prior to such issuance or sale and the  denominator  is the Series C  Conversion  Price in effect  immediately after such issuance or sale (as calculated pursuant to clause (i) above).

          3.5 Effect on Series C Conversion Factor and Series C Conversion Price
     of Certain  Events.  For  purposes of  determining  the  adjusted  Series C
     Conversion  Factor and Series C Conversion  Price under Section 3.4.2,  the following shall be applicable:

               (a)  Issuance of Rights or Options.  If this  corporation  in any manner  grants  any  rights  or  options  (other  than  pursuant  to a
          Permitted  Issuance  and  other  than  pursuant  to an event for which adjustment  is made  pursuant to Section 3.6) to  subscribe  for or to purchase  Common  Stock or any stock or other  securities  convertible into or exchangeable  for Common Stock (including  without  limitation convertible  common stock) (such rights or options being herein called
          "Options" and such  convertible  or  exchangeable  stock or securities being herein called "Convertible  Securities") and the price per share for which Common  Stock is issuable  upon the exercise of such Options or upon conversion or exchange of such Convertible  Securities is less than the Series C Conversion Price in effect  immediately prior to the time of the granting or sale of such  Options,  then the total maximum number of shares of Common  Stock  issuable  upon the exercise of such
          Options or upon  conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding  and to have been issued and sold by this  corporation  for such  price per  share.  For  purposes  of this paragraph,  the "price per share for which  Common  Stock is  issuable upon  exercise of such Options or upon  conversion or exchange of such
          Convertible  Securities"  is  determined  by  dividing  (x) the  total amount,  if  any,  received  or  receivable  by  this  corporation  as consideration  for the granting of all such Options,  plus the minimum
          aggregate   amount  of  additional   consideration   payable  to  this
          corporation upon the exercise of all such Options, plus in the case of such  Options  that  relate to  Convertible  Securities,  the  minimum aggregate amount of additional consideration,  if any, payable to this corporation  upon  the  issuance  or  sale  of  all  such  Convertible
          Securities  and the conversion or exchange  thereof,  by (y) the total maximum number of shares of Common Stock issuable upon exercise of all
          such  Options  or  upon  the   conversion  or  exchange  of  all  such
          Convertible  Securities issuable upon the exercise of such Options. No further  adjustment  of the  Series C  Conversion  Factor and Series C
          Conversion Price shall be made upon the actual issuance of such Common
          Stock or of such  Convertible  Securities  upon the  exercise  of such
          Options  or upon  the  actual  issuance  of  such  Common  Stock  upon conversion or exchange of such Convertible Securities.

               (b) Issuance of Convertible  Securities.  If this  corporation in any manner  issues or sells any  Convertible  Securities  (other  than pursuant to a Permitted  Issuance and other than  pursuant to an event for which  adjustment  is made  pursuant to Section 3.6) and the price per share for which Common Stock is issuable  upon such  conversion or exchange  is less  than  the  Series  C  Conversion  Price  in  effect immediately  prior  to  the  issuance  or  sale  of  such  Convertible
          Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such  Convertible  Securities  shall be deemed  to be  outstanding  and to have been  issued  and sold by this corporation  for  such  price  per  share.  For the  purposes  of this paragraph,  the "price per share for which  Common  Stock is  issuable upon such  conversion  or exchange" is  determined by dividing (x) the
          total  amount   received  or   receivable  by  this   corporation   as
          consideration  for  the  issuance  or  sale  of all  such  Convertible
          Securities,   plus  the  minimum   aggregate   amount  of   additional
          consideration, if any, payable to this corporation upon the conversion or  exchange  thereof,  by (y) the total  maximum  number of shares of
          Common  Stock  issuable  upon the  conversion  or exchange of all such
          Convertible  Securities.   No  further  adjustment  of  the  Series  C
          Conversion Factor and Series C Conversion Price shall be made upon the actual  issuance of such Common Stock upon  conversion  or exchange of such Convertible Securities, and, if any such issuance or sale of such
          Convertible  Securities is made upon exercise of any Options for which adjustments of the Series C Conversion  Factor and Series C Conversion
          Price  have been or are to be made  pursuant  to other  provisions  of
          Section  3.5(a),  no further  adjustment  of the  Series C  Conversion
          Factor and Series C  Conversion  Price shall be made by reason of such issuance or sale.

               (c) Change in Option Price or Series C Conversion  Factor. If the
          purchase   price   provided  for  in  any  Options,   the   additional
          consideration,  if any, payable upon the issue, conversion or exchange of any  Convertible  Securities  or the rate at which any  Convertible
          Securities  are  convertible  into or  exchangeable  for Common  Stock changes at any time,  the Series C Conversion  Factor in effect at the time of such change  shall be  readjusted  to the Series C  Conversion
          Factor  which would have been in effect at such time had such  Options or Convertible  Securities still outstanding provided for such changed purchase price,  additional  consideration or changed conversion rate, as the case may be, at the time initially granted,  issued or sold and the Series C Conversion Price shall be correspondingly readjusted.

               (d)  Treatment  of Expired  Options and  Unexercised  Convertible
          Securities.  Upon the  expiration of any Option or the  termination of any right to convert or exchange any Convertible Securities, in either case,  without  the  exercise  of such  Option or right,  the Series C
          Conversion  Factor and Series C Conversion  Price then in effect shall be adjusted to the Series C Conversion  Factor and Series C Conversion
          Price which  would have been in effect at the time of such  expiration or  termination  had such  Option or  Convertible  Securities,  to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued.

               (e) Calculation of Consideration  Received.  If any Common Stock,
          Options or Convertible Securities are issued or sold or deemed to have been  issued or sold for cash,  the  consideration  received  therefor shall be deemed to be the  amount  paid  therefor.  In case any Common
          Stock,  Options  or  Convertible  Securities  are issued or sold for a consideration  other than cash, the amount of the consideration  other than cash received by this corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by this corporation shall be the fair market value  thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued to the owners of the  non-surviving  entity in connection with any merger in which  this  corporation  is the  surviving  entity,  the amount of consideration  therefor  shall be deemed to be the fair  value of such portion of the net assets and business of the non-surviving  entity as
          is  attributable   to  such  Common  Stock,   Options  or  Convertible
          Securities,  as the case may be. The fair  value of any  consideration other than cash or marketable  securities  shall be determined in good faith by this  corporation  and  approved by either (i) the  directors nominated  by the  holders of Series C  Preferred  Stock  pursuant  to
          Section  4.2 below or (ii) the  holders of a majority  of the Series C
          Preferred Stock then outstanding.  If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined in good faith by an appraiser  selected by this corporation and approved by either (i) the  directors  nominated by the holders of
          Series C  Preferred  Stock  pursuant  to Section 4.2 below or (ii) the holders of a majority of the Series C Preferred Stock then outstanding whose determination shall be final and binding on this corporation and all holders of the Series C Preferred  Stock. The fees and expenses of such appraiser shall be paid by this corporation.

               (f)  Record  Date.  If this  corporation  takes a  record  of the holders  of Common  Stock for the  purpose  of  entitling  them (i) to receive a dividend  or other  distribution  payable  in Common  Stock,
          Options or Convertible Securities or (ii) to subscribe for or purchase
          Common Stock, Options or Convertible Securities, then such record date shall be deemed  to be the date of the issue or sale of the  shares of
          Common Stock  deemed to have been issued or sold upon the  declaration of such dividend or the making of such other  distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     3.6  Adjustment  for Stock  Splits,  Dividends  and  Combinations.  If this corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the  outstanding  Common Stock or shall issue a dividend in Common Stock on its outstanding  Common Stock,  the Conversion  Ratio then in effect immediately  before that subdivision shall be proportionately  increased.
If this  corporation  shall at any time or from time to time after the  Original
Issue Date combine the  outstanding  shares of Common Stock into a lesser number of shares of Common  Stock,  the  Conversion  Ratio  then in effect  immediately before the combination shall be proportionately  decreased. Any adjustment under this paragraph  shall become  effective at the close of business on the date the subdivision or combination becomes effective.

     3.7 Adjustments for Other  Dividends and  Distributions.  In the event this corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other  distribution  payable in  securities  of this corporation  other  than  shares of Common  Stock,  then and in each such  event provision shall be made so that the holders of shares of the Series A Preferred,
Series B Preferred and Series C Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock  receivable  thereupon,  the amount of securities of this corporation that they would have received had their
Series A Preferred,  Series B Preferred  and Series C Preferred  been  converted into  Common  Stock on the date of such  event and had  thereafter,  during  the period  from  the date of such  event  to and  including  the  conversion  date, retained  such  securities  receivable  by them as aforesaid  during such period giving application to all adjustments called for during such period,  under this paragraph  with  respect to the rights of the holders of the Series A Preferred,
Series B Preferred and Series C Preferred.

     3.8 No Impairment.  This  corporation will not, by amendment of its Amended and Restated Articles of Incorporation or through any  reorganization,  transfer of assets,  consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed  hereunder by this  corporation, but will at all  times  in good  faith  assist  in the  carrying  out of all the provisions  of this  Section 3 and in the  taking  of all such  action as may be necessary  or  appropriate  in order to  protect  the  Conversion  Rights of the holders of the Series A  Preferred,  Series B  Preferred  and Series C Preferred
against impairment.

     3.9 Certificate as to  Adjustments.  Upon the occurrence of each adjustment or  readjustment  of the  Conversion  Ratio  pursuant  to this  Section  3, this
corporation   at  its  expense  shall  promptly   compute  such   adjustment  or
readjustment in accordance with the terms hereof and furnish to each holder,  if any,  of  Series A  Preferred,  Series B  Preferred  and  Series C  Preferred  a
certificate  setting forth such adjustment or readjustment and showing in detail the facts upon which such  adjustment or  readjustment is based and shall file a copy of such certificate  with its corporate  records.  This corporation  shall, upon the written request at any time of any holder of Series A Preferred, Series
B Preferred  or Series C  Preferred,  furnish or cause to be  furnished  to such
holder  a  similar   certificate   setting  forth  (1)  such   adjustments   and
readjustments,  (2) the  Conversion  Ratio  then in effect and (3) the number of shares of Common  Stock and the  amount,  if any, of other  property  which then would be received upon the  conversion  of such  Preferred  Stock.  Despite such adjustment or readjustment,  the form of each  certification or all certificates for Series A Preferred,  Series B Preferred and Series C Preferred,  if the same shall  reflect  the  initial or any  subsequent  Conversion  Ratio,  need not be changed in order for the adjustments or readjustments to be valued in accordance with the  provisions  of these Amended and Restated  Articles of  Incorporation, which shall control.

     3.10 Notice of Record Date. In the event:

          (i)  that  this   corporation   declares  a  dividend  (or  any  other
     distribution)  on its  Common  Stock  payable  in  Common  Stock  or  other securities of this corporation;

          (ii) that this  corporation  subdivides  or combines  its  outstanding shares of Common Stock;

          (iii) of any  reclassification of the Common Stock of this corporation
     (other than a  subdivision  or  combination  of its  outstanding  shares of
     Common Stock or a stock dividend or stock distribution  thereon), or of any
     consolidation   or  merger  of  this   corporation  into  or  with  another
     corporation,  or of the sale of all or  substantially  all of the assets of this corporation; or

          (iv) of the  involuntary  or  voluntary  dissolution,  liquidation  or winding up of this  corporation;  then this  corporation  shall cause to be filed at its  principal  office or at the office of the transfer  agent for the Series A  Preferred,  Series B Preferred  and Series C  Preferred,  and
     shall cause to be mailed to the holders of the Series A Preferred, Series B
     Preferred  and Series C Preferred  at their last  addresses as shown on the records of this  corporation or such transfer agent, at least 10 days prior to the  record  date  specified  in (A)  below or 20 days  before  the date specified  in (B) below,  a notice  stating:  (A) the  record  date of such dividend, distribution,  subdivision or combination, or, if a record is not to be taken,  the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution,  subdivision or combination are to  be  determined,  or  (B)  the  date  on  which  such  reclassification, consolidation,  merger,  sale,  dissolution,  liquidation  or winding up is expected to become effective,  and the date as of which it is expected that holders of Common  Stock of record  shall be  entitled  to  exchange  their shares of Common Stock for  securities or other property  deliverable  upon
     such   reclassification,    consolidation,   merger,   sale,   dissolution,
     liquidation or winding up.

     3.11  Payment  of Taxes.  The  corporation  shall pay any and all issue and other  taxes that may be payable in respect of any issue or  delivery  of Common
Stock on  conversion  of the Series A Preferred,  Series B Preferred or Series C
Preferred pursuant hereto.  This corporation shall not, however,  be required to pay any tax which may be  payable in respect  of any  transfer  involved  in the issue and delivery of Common Stock in a name other than that in which the Series
A  Preferred,  Series  B  Preferred  or  Series C  Preferred  so  converted  was registered,  and no such issue or  delivery  shall be made  unless and until the person requesting such issue has paid to this corporation the amount of any such tax payable by this corporation.

     4. Voting Rights.

     4.1  Voting  Rights  Generally.  Except  as  otherwise  provided  herein or required by law,  each holder of shares of Preferred  Stock shall be entitled to the  number of votes  equal to the whole  number of shares of Common  Stock into which such holder's  shares of Preferred  Stock could be converted on the record date for the vote or consent of shareholders, voting together as a single class.
Such holders of Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any shareholders'  meeting in accordance with the Bylaws of this corporation and shall vote with holders of the Common Stock upon any matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and except as otherwise provided in Section 7.

     4.2 Election of  Directors.  The number of  directors  of this  corporation shall  be set in  accordance  with  this  corporation's  Bylaws.  For so long as
680,000 shares of Series C Preferred are outstanding,  the holders of the Series
C  Preferred  shall be  entitled,  voting  separately  as a class,  to elect two directors  of this  corporation  at  each  annual  election  of  directors.  All remaining  directors  of this  corporation  shall be elected  by the  holders of
Common Stock and the Preferred Stock, voting together as a class. In the case of any vacancy (other than a vacancy caused by removal by vote of the  shareholders in accordance with  applicable law) in the office of a director  occurring among the  directors  elected by the holders of a class of stock (if any)  pursuant to this  Section  4.2,  the  remaining  directors  so elected by that class may, by affirmative vote of a majority thereof (or the remaining  director so elected if there  be  but  one,  or if  there  are  no  such  directors  remaining,  by the affirmative  vote of the  holders  of a majority  of the shares of that  class), elect a successor or  successors  to hold office for the  unexpired  term of the director or directors  whose place or places  shall be vacant.  Any director who shall have been  elected  by the  holders of a class of stock (if any) or by any directors so elected as provided in the  immediately  preceding  sentence hereof may be removed  during the  aforesaid  term of  office,  either  with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class of stock  entitled to elect such director or directors,  given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the  holders of that class of stock  represented  at a meeting or pursuant to written consent.

     5. Series A Pre-Emptive Right.

     5.1  Grant.  This  corporation  hereby  grants to each  holder of shares of
Series A Preferred Stock the preemptive right to purchase, on the same terms and conditions  and for the same price as the New  Securities (as defined below) are issued to other persons by this corporation,  that portion of any New Securities which is equal to the product  obtained by  multiplying  (i) the total number of
New  Securities  to be issued by (ii) the quotient  obtained by dividing (x) the total  number  of  shares  of  Series A  Preferred  Stock  held of record by the shareholder  by (y) the total  number of  shares of Common  Stock and  Preferred
Stock of this  corporation  then  outstanding.  For purposes of calculating  the portion of the New Securities which may be purchased by the holders of shares of
Series A  Preferred  Stock  under this  Section 5, it shall be assumed  that all outstanding  shares of Preferred  Stock have been converted into Common Stock of this corporation.  However,  no actual conversion of Series A Preferred Stock to
Common Stock shall occur except in accordance with Section 3.

     5.2 Notice.  This corporation shall give to each holder of shares of Series
A Preferred  Stock  written  notice of the proposed sale and issuance of any New
Securities,  which written  notice shall contain the terms of such proposed sale and issuance in reasonable  detail.  This corporation may deliver such notice to the  shareholder  either  (a) at least 60 days  prior to the first date on which such New Securities are proposed to be sold and issued to any third party or (b)
not more than thirty (30) days after the date on which this  corporation  closes the last sale of the New  Securities  to any third  party.  If this  corporation elects to deliver the notice after its sale of the New  Securities  to any third party, this corporation shall insure that the agreements with such third parties confirm this  corporation's  right to sell the New  Securities to the holders of shares of Series A  Preferred  Stock  under this  Section 5 and to sell such New
Securities to such holders free of any preemptive  rights of such parties.  Each shareholder  shall  have the right to  exercise  the right  granted  under  this
Section 5 by giving written notice  thereof to this  corporation  within 20 days after this  corporation's  delivery of the notice,  specifying the amount of New
Securities  which  the  shareholder  desires  to  purchase.  In  the  event  the shareholder  does not give notice of exercise  within such 20-day  period,  this corporation  may  sell  and  issue  the New  Securities  without  regard  to the shareholder's  rights  under this  Section 5;  provided  that the failure of the shareholder  to exercise the right to purchase  with  respect to any  particular sale and issuance of New Securities shall not affect the shareholder's  right to purchase New Securities in any subsequent sale and issuance by this corporation.

     5.3 New  Securities.  The term "New  Securities"  as used in this Section 5 means any  shares of Common  Stock or any  rights,  options,  warrants  or other securities  exercisable or exchangeable for or convertible into shares of Common
Stock which this corporation  intends to offer,  sell or issue after the date of first  issuance  of any  shares of Series A  Preferred  Stock,  except  for such securities which are:

          (a)  exchanged  for the  securities  of another  corporation  or other business  entity  as a result  of a merger or  consolidation  whereby  this corporation  or any  wholly-owned  subsidiary  of this  corporation  is the surviving corporation;

          (b) issued to another corporation or other business entity in exchange for all or substantially all of the assets of such corporation or entity;

          (c) issued to the  shareholders  of another  corporation or the equity participants  in another  business  entity in exchange  for eighty  percent
     (80%) or more of the outstanding  equity  securities of such corporation or entity;

          (d) securities  representing  or convertible  into or exercisable  for shares of Common Stock issued to fulfill any obligation of this corporation under  any  existing  or future  stock  option,  warrant  or bonus or other incentive arrangement or plan for the benefit of the employees, consultants or directors of this  corporation  implemented  for the purpose of inducing them to join,  remain  with or  assist  this  corporation  or its  Board of
     Directors or any securities issued in satisfaction of such obligations;

          (e)  shares  subject to the  Corporation's  sale and  issuance  of any shares of capital  stock or other  securities  in an  underwritten  initial public  offering  registered  under the Securities Act of 1933, as amended, and realizes aggregate proceeds of not less than $25,000,000;

          (f)  warrants  and options to purchase  shares of Common Stock of this corporation  issued  in  connection  with  any  transaction  the  principal purposes  of  which is (i) the  borrowing  of  funds  in  exchange  for its issuance of non-convertible  promissory notes or similar instruments,  (ii)
     the leasing of equipment or acquisition of equipment, goods or services, or
     (iii) any other financing  transaction in which this  corporation  does not issue any  securities,  other than such  warrants  and  options,  which are exchangeable for or convertible into equity securities; or

          (g) issued  upon the  exercise  of any  conversion,  warrant or option rights whether presently or hereafter outstanding.

     This  corporation may impose any conditions on any sale and issuance of New
Securities  to which the right  granted by Section 5.1 above  applies which this
corporation   reasonably  believes  are  necessary  to  assure  compliance  with applicable  federal and state securities laws,  including,  without  limitation, requiring  that all purchasers and offerees of the New Securities be "accredited investors" (as defined in Regulation D promulgated under the Securities Act).

     5.4 Limitation. Notwithstanding anything in these Articles of Incorporation to the  contrary,  no holder of shares of Series A Preferred  Stock shall have a preemptive  right to  participate in any sale and issuance of any New Securities by this  corporation  if: (a) this  corporation's  sale and  issuance of the New
Securities to the shareholder  would not comply with all applicable  federal and state  securities  laws,  other  than as a  result  of a  voluntary  act by this corporation  which can be brought into compliance  without undue expense to this corporation;  or (b)  the  shareholder  fails  to  comply  with  any  terms  and conditions of its participation which are reasonably imposed by this corporation and which apply generally to all persons  participating in the sale and issuance of such New Securities.

     5.5 Termination.  The pre-emptive  right granted under this Section 5 shall terminate on the effective date of the first to occur of the following:

          (a) the  effective  date of any  offering by this  corporation  of its equity  securities  to the public  pursuant  to an  effective  registration statement under the Securities Act in which the aggregate price paid by the public  for the  shares  shall  be at  least  Twenty-Five  Million  Dollars
     ($25,000,000); provided that such an offering shall not include an offering of this corporation's  equity securities made in connection with a business acquisition or combination or an employee benefit plan;

          (b) the closing of the sale of all or substantially  all of the assets and business of this  corporation in  substantially  a single  transaction;
     provided  that  the  transfer  of all or any  part  of the  assets  of this
     corporation  to  another   corporation  in  which  this  corporation  owns,
     immediately  after  such  transfer,  eighty  percent  (80%)  or more of the outstanding  voting  securities  of such  other  corporation  shall  not be considered a transaction described in this clause (b);

          (c)  the   consummation  of  the  merger  or   consolidation  of  this
     corporation  with and into another  corporation  or another  reorganization transaction  as a result of which  this  corporation  is not the  surviving corporation;  provided that the merger or consolidation of this corporation
     with  or  into   another   corporation   primarily   for  purposes  of  the
     re-domiciling  of this  corporation in another state and immediately  after which the shareholders of this corporation own eighty percent (80%) or more of the outstanding voting securities of the surviving corporation shall not be considered a transaction described in this clause (c); and

          (d) the  acquisition of any voting  securities of this  corporation by any person (as that term is used for  purposes of Section  13(d) or Section
     14(d) of the  Exchange  Act),  immediately  after  which  such  person  has beneficial  ownership  (within the meaning of Rule 13d-3  promulgated under the Exchange Act) of more than fifty  percent (50%) of the combined  voting power of this corporation's then outstanding voting securities.

     6. Protective Provisions.

     6.1  Except as  otherwise  required  by law,  this  corporation  shall not, without the vote or written consent by the holders of at least a majority of the outstanding shares of any series of Preferred Stock, take any action that alters or changes the rights,  preferences  or  privileges  of such series of Preferred
Stock or increases the  authorized  number of shares of such series of Preferred
Stock.

     6.2 Except as  otherwise  required  by law,  so long as  680,000  shares of
Series C Preferred  are  outstanding,  subject to equitable  adjustment  for any stock splits,  stock dividends or the like, this corporation  shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the  holders  of at least a  majority  of the  outstanding  shares  of  Series C
Preferred, do any of the following:

          (a) redeem or  repurchase  any  outstanding  shares of Common Stock or
     Preferred  Stock,  or  securities  convertible  or  exchangeable  into,  or exercisable for, Common Stock or Preferred  Stock,  other than (i) pursuant to agreements  between this corporation and any of its employees  providing this  corporation  with the right of such  repurchase at original cost upon any  termination  of  employment  or (ii) the  redemption  of the  Series C
     Preferred pursuant to Section 7 of this Article III.

          (b) authorize, create or issue any new or existing shares of any class or classes or series of capital stock having any  preference or priority as to dividends or amounts  distributable  upon  dissolution,  liquidation  or winding up of this  corporation  superior  to or on a parity  with any such preference or priority of the Series C Preferred, or authorize or issue any shares  of stock  of any  class or any  bonds,  debentures,  notes or other obligations  convertible into or exercisable or exchangeable for, or having option rights to purchase,  any shares of stock of this corporation  having any  preference or priority as to dividends or amounts  distributable  upon dissolution,  liquidation or winding up of this corporation  superior to or on a parity with any such preference or priority of the Series C Preferred;

          (c)  reclassify  any Common Stock into shares having any preference or priority  as  to  dividends  or  amounts  distributable  upon  dissolution, liquidation  or winding up of this  corporation  superior to or on a parity with any such preference or priority of the Preferred Stock;

          (d) amend or repeal any  provision  of, or add any  provision to, this corporation's Amended and Restated Articles of Incorporation or Bylaws;

          (e) effect any Liquidating Event or Change of Control;

          (f) dissolve or liquidate  this  corporation  pursuant to Section 7 of the Bankruptcy Code;

          (g)   increase  or  decrease  the   authorized   number  of  directors
     constituting  the Board of  Directors or changing  the  requirements  for a director; or

          (h) declare a dividend or  extraordinary  dividend  with regard to any security.

     7. Redemption.

     7.1 Redemption  Rights  Generally.  On July 31, 2005 (the "First Redemption
Date"),  upon the  consent  of the  holders  of 66 2/3% of the then  outstanding
Series C Preferred (the "Requesting Investors"),  this corporation shall redeem, in the manner and with the effect  provided in Sections  7.2 through 7.4, (i) 33
1/3% of the shares of the Series C Preferred  which  shall then be  outstanding;
(ii) on July 31, 2006 (the "Second  Redemption  Date"), 50% of the shares of the
Series C Preferred which shall then be  outstanding;  and (iii) on July 31, 2007
(the  "Third  Redemption  Date"),  100% of the shares of the Series C  Preferred which shall then be outstanding.  Each of the First  Redemption Date, the Second
Redemption Date and the Third Redemption Date is hereinafter  referred to as the
"Redemption Date".

     7.2  Redemption  Price.  The  Series  C  Preferred  to be  redeemed  on the
Redemption  Date shall be  redeemed  by paying  for each share (the  "Redemption
Price") the sum of (a) $17.75 and (b) an amount equal to all  dividends  accrued but unpaid thereon up to the Redemption  Date and all other  dividends  declared but unpaid thereon.

     7.3  Redemption  Procedures.  Not  less  than  60  days  before  the  First
Redemption  Date,  the  Requesting  Investors  shall give written notice to this corporation  of their  desire  for  this  corporation  to  redeem  the  Series C
Preferred.  Not less than 30 days before the  Redemption  Date,  written  notice shall be made to the  holders  of record of the Series C  Preferred  Stock to be redeemed,  specifying the number of shares to be redeemed,  the Redemption Price and the  place and date of such  redemption,  which  date  shall not be a day on which banks in California are required or authorized to close. If such notice of redemption  shall have been duly given and if on or before such  Redemption Date the funds  necessary  for  redemption  shall have been set aside so as to be and continue to be available therefor, then notwithstanding that any certificate for shares of Series C Preferred to be redeemed shall not have been  surrendered for cancellation, after the close of business on such Redemption Date, the shares so called  for  redemption  shall no longer be deemed  outstanding,  the  dividends thereon shall cease to accrue,  and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the  right  of  the  holders  thereof  to  receive,  upon  presentation  of  the certificate  representing shares so called for redemption,  the Redemption Price therefor, without interest thereon.

In the case of the redemption, for any reason, of only a part of the outstanding shares of the  Series C  Preferred  Stock on a  Redemption  Date,  all shares of
Series C Preferred  Stock to be redeemed  shall be selected pro rata,  and there shall be so redeemed from each  registered  holder,  that  proportion of all the shares to be  redeemed  which the number of shares held of record by such holder bears to the total number of Series C Preferred Stock at the time outstanding.

     7.4  Redeemed  Shares to be  Retired.  Any  shares  of  Series C  Preferred redeemed  pursuant to this Section 6 shall be permanently  retired and shall not under any circumstances be reissued;  and this corporation may from time to time take such appropriate  corporate action as may be necessary to reduce the number of authorized shares of Series C Preferred accordingly.

     8.  Notices.  Any notice  required by the  provisions  of these Amended and
Restated Articles of Incorporation,  except as otherwise  specifically  provided herein,  to be given to the  holders of shares of Series A  Preferred,  Series B
Preferred  or Series C  Preferred  shall be in writing and may be  delivered  by personal  service or sent by telecopier,  e-mail,  telegraph or cable or sent by first class mail, return receipt requested,  with postage thereon fully prepaid.
All such  communications  shall be  addressed  to each  holder  of record at its address  appearing  on the  books of this  corporation.  If sent by  telecopier,
e-mail,  telegraph  or  cable,  a  confirming  copy  of  such  notice  shall  be contemporaneously  sent by mail (in the manner  provided  above) to the holders.
Service of any such  communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's  delivery  receipt or at the  expiration  of the third  (3rd)  business  day  after the date of  mailing, whichever is earlier in time.

                                       IV

     The liability of the  directors of this  corporation  for monetary  damages shall be eliminated to the fullest extent permissible under California law.

                                                         V

     This  corporation  is authorized to provide  indemnification  of agents (as defined  in Section  317 of the  California  Corporations  Code)  through  bylaw provisions,  agreements  with  agents,  vote of  shareholders  or  disinterested directors or otherwise, in excess of the indemnification  otherwise permitted by
Section 317 of the California  Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

3. The foregoing  amendment and  restatement of these Articles of  Incorporation has been duly approved by the Board of Directors.

4. The foregoing  amendment and  restatement of these Articles of  Incorporation has been duly approved by the required vote of  shareholders  in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of this corporation is 1,162,487  shares of Common Stock,  100,000 shares of Series A Preferred Stock, 139,000 shares of Series B Preferred Stock and zero shares of Series C Preferred  Stock. The number of shares voting in favor of the amendment  equaled or exceeded the vote required.  The percentage  vote required was (a) more  than 50% of the  outstanding  shares  of  Common  Stock,  Series A
Preferred Stock and Series B Preferred Stock voting together,  (b) more than 50%
of the  outstanding  shares of Common  Stock voting as a class and (c) more than
50% of the outstanding shares of Series A Preferred Stock and Series B Preferred
Stock voting together as a class.

We further  declare  under  penalty  of  perjury  under the laws of the State of
California  that the matters set forth in this  certificate are true and correct of our own knowledge.

DATE:  November 15, 2001

                                             /s/ Daniel P. McGuire
                                             ---------------------
                                             Daniel P. McGuire, President

                                             /s/ Stephen J. Golden
                                             ---------------------
                                             Stephen J. Golden, Secretary